Exhibit 99.1

CYTYC STATEMENT ON TERMINATION OF MERGER IMPLEMENTATION

AGREEMENT BETWEEN VISION SYSTEMS AND VENTANA

Cytyc Comments on ACCC’s Extension of Decision Timeline and

Australian Takeovers Panel Decision to Decline to Hear Ventana’s Challenge to Cytyc’s

Pre-Bid Acceptance Agreements for the Vision Systems Shares

MARLBOROUGH, Mass., October 5, 2006 — Cytyc Corporation (Nasdaq: CYTC) today issued the following statement regarding its unconditional A$3.25 cash per share tender offer to acquire Vision Systems Limited (ASX: VSL):

There are three significant positive developments related to Cytyc’s proposed acquisition of Vision Systems:

•	The Merger Implementation Agreement between Vision Systems and Ventana Medical Systems, Inc. (Nasdaq: VMSI) has been formally terminated because Vision Systems’ Board of Directors has determined that Cytyc’s offer is more favorable to Vision Systems shareholders.

•	The Australian Competition and Consumer Commission (“ACCC”) informed us on October 4 that it has extended the timeline for its investigation into any acquisition of Vision Systems by Ventana until 25 October 2006.

•	The Australian Takeovers Panel announced that it has declined to hear Ventana’s challenge to Cytyc’s pre-bid acceptance agreements for the Vision Systems shares.

Patrick J. Sullivan, Cytyc chairman, chief executive officer and president, said, “We are delighted with these developments. We have heard from customers who are concerned about any acquisition of Vision Systems by Ventana. We are not surprised by the ACCC’s decision, which indicates the complexity of this issue. In our view, such a combination will block healthy competition and is merely a defensive strategy by Ventana to acquire a key competitor who has better technology.

“Our unconditional A$3.25 cash per share tender offer remains on foot. We have established significant momentum toward completing our acquisition of Vision Systems. Our offer is the only one on the table and is considered by Vision Systems to be more favorable to Vision Systems shareholders than the Ventana proposal.”

Cytyc also said that Vision Systems shareholders can receive cash for their securities within five days of accepting Cytyc’s offer and they urge shareholders to accept Cytyc’s offer now.

ABOUT CYTYC CORPORATION

Cytyc Corporation is a leading provider of best-in-class medical technology that enables physicians and laboratories to improve patient’s lives throughout the world. Cytyc provides diagnostic and minimally invasive surgical products targeting cancer and women’s health. The ThinPrep® System is the most widely used method for cervical cancer screening in the United States. The ThinPrep System consists of the ThinPrep® 2000 Processor, ThinPrep®3000 Processor, ThinPrep® Imaging System, and related reagents, filters, and other supplies. The ThinPrep System also provides the platform from which the Company launched its expansion into breast cancer risk assessment with the FirstCyte® Breast Test. The MammoSite® Radiation Therapy System is a single-use device for the treatment of breast cancer that positions radiation sources directly into the post-lumpectomy site to optimize radiation treatment delivery while

Cytyc Statement on Termination of Merger Implementation Agreement between Vision Systems and Ventana minimizing damage to healthy tissue. The NovaSure® Impedance Controlled Endometrial Ablation System, or the NovaSure® System, is an innovative endometrial ablation device to treat menorrhagia, or excessive menstrual bleeding.

Cytyc is traded on The Nasdaq Stock Market under the symbol CYTC. Cytyc, ThinPrep, NovaSure, MammoSite, and GliaSite are registered trademarks of Cytyc Corporation.

ABOUT VISION SYSTEMS LIMITED

Vision Systems operates two core business units: Vision Bio-Systems manufactures and markets automated instruments and reagents for biopsy-based detection of cancer and infectious diseases in pathology laboratories worldwide. Products include the Bond™-maX advanced staining system, the Peloris™ tissue processor, and Novocastra™ antibodies and biochemical reagents. Income is generated from capital equipment sales, visualization reagents to the Bond system and Novocastra branded antibodies used in immunohistochemistry for the identification of cancer and infectious diseases.

The second business unit is Invetech, a worldwide provider of research and development services for both internal and external clients, primarily in the international healthcare sector.

FORWARD LOOKING STATEMENTS

Forward-looking statements in this press release are made pursuant to the provisions of Section 21E of the Securities Exchange Act of 1934. Investors are cautioned that statements in this press release which are not strictly historical statements, including, without limitation, statements relating to Cytyc’s future financial condition, operating results and economic performance, and management’s expectations regarding key customer relationships, future growth opportunities, product acceptance and business strategy, constitute forward-looking statements. These statements are based on current expectations, forecasts and assumptions that are subject to risks and uncertainties, which could cause actual outcomes and results to differ materially from those statements. Risks and uncertainties include, among others, dependence on key personnel and customers as well as reliance on proprietary technology, uncertainty of product development efforts and product acceptance, management of growth, product diversification, and organizational change, entry into new market segments domestically and new markets internationally, risks associated with litigation, the effective integration of acquired businesses and technologies, competition and competitive pricing pressures, risks associated with the FDA regulatory approval processes and healthcare reimbursement policies in the United States and abroad, introduction of technologies that are disruptive to Cytyc’s business and operations, the impact of new accounting requirements and governmental rules and regulations, as well as other risks detailed in Cytyc’s filings with the Securities and Exchange Commission, including those under the heading “Risk Factors” in its 2005 Annual Report on Form 10-K and its most recent Quarterly Report on Form 10-Q filed with the Commission. Cytyc cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date they were made. Cytyc disclaims any obligation to publicly update or revise any such statements to reflect any change in its expectations or events, conditions, or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

Cytyc Statement on Termination of Merger Implementation Agreement between Vision Systems and Ventana

U.S. Contact:

Tim Adams, Chief Financial Officer

Anne Rivers, Investor Relations

Jeff Keene, Healthcare Media

Cytyc Corporation, 508-263-8765

www.cytyc.com

or

Rhonda Barnat/Mike Pascale

The Abernathy MacGregor Group, 212-371-5999

or

Australia Contact:

Rick Ball /Nick Godhard/Gregory Bittar

Morgan Stanley, + 61 3 9256 8913; + 61 2 9770 1519

or

Christine Lacy/Ross Thornton

Third Person Communications, +61 2 8298 6100

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